Exhibit 99.1

- 8 King Street East, Suite 208 – Toronto, Ontario, Canada – M5C 1B5 -
- Tel: 416-361-9640 - Fax: 416-361-0883

COLOMBIA GOLDFIELDS LTD. ANNOUNCES PROPOSED DEBT FINANCING

TORONTO, Ontario, (June 11, 2008): Colombia Goldfields Ltd. (or the "Company") (TSX: GOL / OTCBB: CGDF) announced today that it plans to raise up to US$30 million through the sale of units (the "Units"), at a price of US$1,000 per Unit, each Unit consisting of a $1,000 face value note (the "Notes"), 100 shares of common stock, par value US$0.00001, of the Company (the "Common Shares") and 50 common share purchase warrants of the Company (the "Warrants").

During the first two years after the closing of the offering, the interest rate on the Notes will be 12% per annum payable semi-annually in arrears on each June 30th and December 31st. During years three through five following the closing of the offering, the interest rate on the Notes will be 15% per annum payable semi-annually in arrears on each June 30th and December 31st. The Notes will be secured by a general pledge of assets, will mature on June 30, 2013 and will not be redeemable by the Company until June 30, 2009. The first four interest payments on the Notes will be payable in cash or, at the Company’s option and subject to regulatory approval, Common Shares. If payment is made in Common Shares, a 5% discount to the market price of the Common Shares shall be used to calculate the number of Common Shares to be issued. Each Warrant will be exercisable into one Common Share at a price of US$1.10 for a period of two years from the closing of the offering.

The net proceeds of the offering will be used to finance the previously announced acquisition of Mineros Nacionales S.A. The offering is subject to all necessary regulatory approvals, including the approval of the Toronto Stock Exchange.

The Units, Notes, Warrants and Common Shares have not been registered under the U.S. Securities Act of 1933 or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act of 1933 and any applicable state securities laws. This press release does not constitute an offer to sell or the solicitation of an offer to buy the Units, Notes, Warrants or Common Shares.

About Colombia Goldfields

Colombia Goldfields Ltd., through its subsidiaries Compania Minera de Caldas S.A. and Gavilan Minerals S.A., is developing what we believe is a multi-million ounce gold resource in Colombia's historic Marmato Mountain gold district.

Colombia Goldfields is traded in the US under the symbol CGDF, on the Toronto Stock Exchange under the symbol GOL, and in Germany under the symbol C2B. Further information about the Company's is available at www.colombiagoldfields.com, EDGAR at www.sec.gov and SEDAR at www.sedar.com under the Company's profile.

For more information please contact:

Randy Martin, Vice Chairman and CEO
Colombia Goldfields Ltd.,
8 King Street East, Suite 208,
Toronto, Ontario, M5C 1B5.
T: 416-361-9640
F: 416-361-0883
info@colombiagoldfields.com
www.colombiagoldfields.com

U.S. Investor Relations:	Canadian Investor Relations:
Michelle Roth	Martti Kangas
Roth Investor Relations, Inc.	V.P. Corporate Development
Tel. +1 732 792 2200	Colombia Goldfields, Ltd.
Email: michelleroth@rothir.com	Tel: + 1 416-361-9640
martti@colombiagoldfields.com

Disclaimer

This release contains forward-looking statements that are based on the beliefs of the Company’s management and reflect the Company’s current expectations as contemplated under section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities and Exchange Act of 1934, as amended. When used in this release, the words "estimate, "project," "believe," "anticipate," "intend," "expect," "plan," "predict," "may," "should," "will," "can," the negative of these words, or such other variations thereon, or comparable terminology, are all intended to identify forward-looking statements. Such statements reflect the current views of Colombia Goldfields with respect to future events based on currently available information and are subject to numerous assumptions, risks and uncertainties, including, but not limited to, risks and uncertainties pertaining to development of mining properties, changes in economic conditions and other risks, uncertainties and factors, which may cause the actual results, performance, or achievement expressed or implied by such forward-looking statements to differ materially from the forward looking statements.